================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 18, 2001

                             TEJAS BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

     Texas                           0-24023                       75-1950688
(State or other             (Commission File Number)            (I.R.S. Employer
Jurisdiction of                                                  Identification
Incorporation)                                                       Number)

                          905 South Fillmore, Suite 701
                              Amarillo, Texas 79101
                    (Address of principal executive offices)

                                 (806) 373-7900
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

================================================================================

Item 5.   Other Events.

     On April 18, 2001, Tejas Bancshares, Inc., Amarillo, Texas (the "Company"), announced that its Board of Directors has appointed John Stradley to serve as the President and Chief Executive Officer of the Company and its subsidiary bank, The First National Bank of Amarillo (the "Bank"). Mr. Stradley has served as a member of the Bank's Board of Directors since 1998 and serves as an officer of the Bank, overseeing lending and other banking operations since 1998.

     The appointment was made by the Board of Directors upon learning that the Bush Administration has indicated that President Bush intends to nominate Donald
E. Powell to serve as Chairman of the Federal Deposit Insurance Corporation. Mr. Powell, who formerly served as President and Chief Executive Officer of the Company and the Bank, continues to serve as Chairman of the Board for the Company and the Bank.

     A copy of the Company's press release is attached as an exhibit to this Current Report.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

          Exhibit No.                        Description
          -----------                        -----------

          Exhibit 99                Company Press Release dated April 18, 2001.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       TEJAS BANCSHARES, INC.
                                       (Registrant)


Date: April 19, 2001                   By: /s/ Jack Hall
                                          -------------------------------------
                                       Name:    Jack Hall
                                       Title:   Principal Financial Officer and
                                                Principal Accounting Officer